UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 15, 2015

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-179460	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 3, 2012, Twin Cities Power Holdings, LLC (“TCPH”) provided a guaranty to the Electric Reliability Council of Texas, Inc. (“ERCOT”), on behalf of itself for the benefit of Twin Cities Power, LLC (“TCP”), a wholly owned subsidiary of TCPH, for amounts owed by TCP to ERCOT (the “ERCOT Guaranty”) as a condition precedent to TCPH’s participation in the wholesale electricity market managed by ERCOT.

On December 2, 2013, TCPH provided a guaranty to New York Independent Systems Operator (“NYSIO”), on behalf of itself for the benefit of TCP, for amounts owed by TCP to NYSIO (the “NYSIO Guaranty”) as a condition precedent to TCPH’s participation in the wholesale electricity market managed by NYSIO.

On May 13, 2015, TCPH sent written notice to both ERCOT and NYSIO of the termination of the ERCOT Guaranty and the NYSIO Guaranty, respectively, effective May 13, 2015. TCPH posted a total of $500,000 with both ERCOT and NYSIO in order to meet the capitalization requirements of each of ERCOT and NYSIO, which allowed TCPH to terminate both the ERCOT Guaranty and the NYSIO Guaranty and be released from all of its obligations and duties under each.

Item 2.02. Results of Operations and Financial Condition.

On May 15, 2015, TCPH issued a press release regarding its financial results for the first quarter ended March 31, 2015 and certain other information. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2015	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer